SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2005

FiberMark, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-12865	82-0429330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

161 Wellington Road
P.O. Box 498
Brattleboro, Vermont 05302
(802) 257-0365

Item 8.01. Other Events and Regulation FD Disclosure

On March 1, 2005, FiberMark distributed a press release regarding the continuance of the company’s chapter 11 confirmation hearing until March 7, attached here as Exhibit 99.1. This exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set fort by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1    Press Release Dated March 1, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiberMark

Date: March 1, 2005	By:	/s/ John E. Hanley
John E. Hanley
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1* * Filed herewith	Press Release Dated March 1, 2005

Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Janice C. Warren
Director of Investor Relations and Corporate Communications
802 257 5981

FiberMark’s Confirmation Hearing Continued until March 7 to Allow Time for Key Creditors to Resolve Inter-creditor Issues

BRATTLEBORO, Vt.—March 1, 2005—FiberMark, Inc., (OTCBB: FMKIQ) today announced that the confirmation hearing on its Plan of Reorganization was adjourned and continued until March 7.   This continuance was designed to provide the three largest bondholders a final opportunity to resolve their remaining differences.

As outlined in its Plan of Reorganization, FiberMark expects to emerge from chapter 11 as a private company.  When the Plan becomes effective, current bondholders and holders of general unsecured claims will receive a distribution in accordance with the terms of the Plan.  Its currently existing common stock will be cancelled.

FiberMark, headquartered in Brattleboro, Vt., is a leading producer of specialty fiber-based materials meeting industrial and consumer needs worldwide, operating 11 facilities in the eastern United States and Europe.  Products include filter media for transportation and vacuum cleaner bags; base materials for specialty tapes, electrical and graphic arts applications; wallpaper, building materials and sandpaper; and cover/decorative materials for office and school supplies, publishing, printing and premium packaging.

This document contains forward-looking statements.  Actual results may differ depending on the economy and other risk factors discussed in the company's Form 10-K as filed with the SEC on March 30, 2004, which is accessible on the company's Web site at www.fibermark.com.

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